UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 10, 2007
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200
N/A (Former name or former address if changed since last report.)

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2007, A.T. Cross Company ("Cross") announced that Charles S. Mellen has been appointed President of the Company's Writing Instrument and Accessory Division effective September 1, 2007. The position reports into David G. Whalen, President and CEO of Cross. The Writing Instrument and Accessory division will hereafter be referred to as the Cross Accessory Division.

Mr. Mellen, 44, joined Cross in January 2005 as Vice President of Global Marketing. In October 2006, Mr. Mellen was promoted to Senior Vice President Global Marketing and Sales of Cross.

Mr. Mellen has over 20 years of experience with internationally recognized, high growth branded companies. Prior to joining Cross, Mr. Mellen was Vice President of Marketing at Tumi, Inc. and prior to that had served in various capacities at Coach, Inc., including Director for Men's Products and Footwear and Director of Business Development.

Section 8 - Other Events

Item 8.01 - Other Events

On September 14, 2007 the A.T. Cross Company issued the following press release:
FOR IMMEDIATE RELEASE
Company Contact: A.T. Cross Company Kevin F. Mahoney Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Contact: Integrated Corporate Relations James Palczynski/ David Griffith 203-682-8200

A.T. CROSS COMPANY ANNOUNCES PROMOTION OF CHARLES MELLEN

TO PRESIDENT OF CROSS ACCESSORY DIVISION

LINCOLN, Rhode Island, September 14, 2007 - A.T. Cross Company (Amex: ATX) today announced that Charles S. Mellen has been promoted to the position of President of the Cross Accessory Division reporting to David G. Whalen, President and Chief Executive Officer of A.T. Cross. Mr. Mellen, 44, has been with A.T. Cross since 2005 and had previously held the position of Senior Vice President of Global Marketing and Sales for the Cross brand. Prior to joining Cross, Mr. Mellen was Vice President of Marketing at Tumi, Inc. and was Director for Men's Products and Footwear at Coach, Inc.

David G. Whalen said, "We are pleased to recognize the contributions of Chad Mellen to our company. Chad brings over 20 years of experience with consumer brands such as Tumi and Coach into this elevated role. We are confident that he will help us continue the growth and breadth of the Cross brand by focusing on Cross brand extensions, continued new product flow and by accelerating the growth of our direct to consumer efforts."

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross web site at www.cross.com and the Costa Del Mar website at www.costadelmar.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to new product introductions, brand extensions and the direct to consumer initiative ). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to consumers' and retailers' reaction to the Company's existing and new writing instrument and accessory products, and the success of the direct to consumer initiatives, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of September 14, 2007. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
A. T. CROSS COMPANY (Registrant)
Date: September 14, 2007	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer